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                                                                    Exhibit 23







                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Ariel Corporation on Form S-8 of our report, which includes an explanatory paragraph about the Company's ability to continue as a going concern, dated March 6, 1998, on our audits of the financial statements of Ariel Corporation at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.





                                                      Coopers & Lybrand L.L.P.





Princeton, New Jersey

March 30, 1998